EXHIBIT 5

                                November 27, 2000

International Flavors & Fragrances Inc.
521 West 57th Street
New York, New York 10019

     Re: IFF Global Employee Stock Purchase Plan

Gentlemen:

     I am Senior Vice-President, General Counsel and Secretary of International Flavors & Fragrances Inc. (the "Company") and have represented the Company in connection with the IFF Global Employee Stock Purchase Plan (the "Plan"). I have reviewed the Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), relating to the registration of an aggregate of 5,000,000 shares of the Company's common stock, par value $.12 1/2 per share ("Common Stock"), to be issued by the Company pursuant to the Plan. I have reviewed the Registration Statement, the charter and by-laws of the Company, corporate proceedings of the Board of Directors relating to the issuance of shares of Common Stock, and such other documents, corporate records and matters of law as I have deemed necessary for purposes of this opinion letter, and based thereupon I am of the opinion that the shares of Common Stock that may be issued pursuant to the Plan will be, when issued and paid for in accordance with the Plan, duly authorized, validly issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement to effect the registration of the Common Stock under the Act and to the reference to me under the caption "Interests of Named Experts and Counsel" therein.

                                            Very truly yours,

                                            INTERNATIONAL FLAVORS & FRAGRANCES
                                              INC.




                                            /s/  STEPHEN A. BLOCK
                                            ----------------------------------
                                                 Stephen A. Block
                                                 Senior Vice-President, General
                                                  Counsel and Secretary